Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER dated as of February 29, 2000 (the "Merger Agreement"), between LEXMARK INTERNATIONAL GROUP, INC., a Delaware corporation (the "Company") and LEXMARK INTERNATIONAL, INC., a Delaware
corporation and a wholly-owned subsidiary of the Company ("Surviving Corporation").

         WHEREAS, the Third Restated Certificate of Incorporation of the Company, as amended, as of the date hereof, authorizes the Company to issue an aggregate of 461,600,000 shares of stock, consisting of 450,000,000 shares of Class A Common Stock, par value $.01 per share ("Company Class A Common Stock"), 10,000,000 shares of Class B Common Stock, par value $.01 per share ("Company Class B Common Stock"), and 1,600,000 shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock");

         WHEREAS, as of the date hereof, there are outstanding approximately 129 million shares of Company Class A Common Stock;

         WHEREAS, as of the date hereof, the Surviving Corporation is authorized to issue 1,000 shares of common stock, $1 par value per share, of which 200 shares are issued and outstanding;

         WHEREAS, the Certificate of Incorporation of the Surviving Corporation will be amended immediately prior to the Effective Time of the Merger to provide that the Surviving Corporation is authorized to issue an aggregate of 461,600,000 shares of stock, consisting of 450,000,000 shares of Class A Common Stock, par value $.01 per share, ("Surviving Corporation Class A Common Stock"), 10,000,000 shares of Class B Common Stock, par value $.01 per share ("Surviving Corporation Class B Common Stock"), and 1,600,000 shares of Preferred Stock, par value $.01 per share ("Surviving Corporation Preferred Stock"), or such other amount of stock and in such proportions by type and class as is set forth in the Certificate of Incorporation of the Company immediately prior to the Effective Time; and

         WHEREAS,  the Boards of  Directors  of the  Company  and the  Surviving
Corporation deem it advisable and in the best interests of the respective corporations that the Company be merged with and into Surviving Corporation (the "Merger").

         NOW, THEREFORE, the parties hereto hereby agree as follows

                                    ARTICLE I

                                     MERGER

         1.1 Merger. Subject to the terms and conditions of this Merger Agreement, at the Effective Time the Company shall be merged with and into Surviving Corporation in accordance with the General Corporation Law of the State of Delaware. The separate existence of the Company shall cease and Surviving Corporation as the surviving corporation shall continue its corporate existence under the laws of the State of Delaware. Surviving Corporation shall succeed, insofar as provided by law, to all rights, assets, liabilities and obligations of the Company in accordance with the General Corporation Law of the State of Delaware.

         1.2 Effective Time. Subject to the approval of the Merger by the requisite vote of the stockholders of the Company, the Merger shall become effective as of the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, as required by the General Corporation Law of the State of Delaware (the "Effective Time").


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                                   ARTICLE II

          NAME, CERTIFICATE OF INCORPORATION, BY-LAWS AND DIRECTORS AND
                      OFFICERS OF THE SURVIVING CORPORATION

         2.1 Name. The name of the Surviving Corporation shall remain "Lexmark International, Inc." following the Merger.

         2.2 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation as amended and in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until further amended in accordance with the provisions thereof and applicable laws. Such Certificate of Incorporation shall be identical to the Third Restated
Certificate of Incorporation, as amended, of the Company as in effect immediately prior to the Effective Time.

         2.3 By-Laws. The By-Laws of the Surviving Corporation shall be identical to the By-Laws of the Company in existence and in effect immediately prior to the Effective Time.

         2.4 Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until expiration of the current terms as such, or prior resignation, death or removal. The directors of the Surviving Corporation shall be in the same classes and shall have the same terms of office as those of the Company.

                                   ARTICLE III

                      CONVERSION AND EXCHANGE OF SECURITIES

          3.1 Conversion. At the Effective Time, each of the following transactions shall be deemed to occur simultaneously:

                 (a) Each share of the Company Class A Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of Surviving Corporation Class A Common Stock;

                 (b) Each share of the Company Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of Surviving Corporation Class B Common Stock;

                 (c) Each share of the Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of Surviving Corporation Preferred Stock;

                 (d) Each option to purchase shares of Company Class A Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the same terms and conditions, the number of shares of Surviving Corporation Class A Common Stock which is equal to the number of shares of Company Class A Common Stock which the optionee would have received had he or she exercised his or her option in full immediately prior to the Effective Time (whether or not such option was then exercisable). The exercise price per share of Surviving Corporation Class A Common Stock under each of said options shall be equal to the exercise price per share of Company Class A Common Stock immediately prior to the Effective Time.


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                 (e) Each  option to purchase  shares of Company  Class B Common
          Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the
          same  terms  and  conditions,   the  number  of  shares  of  Surviving
          Corporation Class B Common Stock which is equal to the number of shares of Company Class B Common Stock which the optionee would have received had he or she exercised his or her option in full immediately prior to the Effective Time (whether or not such option was then exercisable). The exercise price per share of Surviving Corporation Class B Common Stock under each of said options shall be equal to the exercise price per share of Company Class B Common Stock immediately prior to the Effective Time.

                 (f) Each option to purchase shares of Company Preferred Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the same terms and conditions, the number of shares of Surviving Corporation Preferred Stock which is equal to the number of shares of Company Preferred Stock which the optionee would have received had he or she exercised his or her option in full immediately prior to the Effective Time (whether or not such option was then exercisable). The exercise price per share of Surviving Corporation Preferred Stock under each of said options shall be equal to the exercise price per share of Company Preferred Stock immediately prior to the Effective Time.

                 (g) Each restricted stock unit, deferred stock unit, stock appreciation right, put, call or any other right, with respect to shares of Company Class A Common Stock, Company Class B Common Stock, or Company Preferred Stock, outstanding immediately prior to the Effective Time, shall be converted into a restricted stock unit, deferred stock unit, stock appreciation right, put, call or other right with respect to shares of Surviving Corporation Class A Common Stock, Surviving Corporation Class B Common Stock, or Surviving Corporation Preferred Stock, respectively, giving each holder the same rights, with respect to the same number of shares of such stock of the Surviving Corporation, as such holder had with respect to the stock of the Company under such outstanding restricted stock unit, deferred stock unit, stock appreciation right, put, call or other right. All obligations in respect of such outstanding restricted stock units, deferred stock units, stock appreciation rights, puts, calls or other rights shall, as of the Effective Time, be assumed by the Surviving Corporation including, but not limited to, the Company's Stockholder Rights Plan adopted by the Company on February 18, 1998 and amended and restated on February 11, 1999.

          3.2  Exchange.

                 (a) Immediately after the Effective Time, each certificate theretofore representing issued and outstanding shares of Company Class A Common Stock, Company Class B Common Stock or Company Preferred Stock shall represent the same number of shares of Surviving Corporation Class A Common Stock, Surviving Corporation Class B Common Stock or Surviving Corporation Preferred Stock, respectively.

                 (b) At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Company Class A Common Stock shall be deemed for all purposes to evidence ownership of, and to represent shares of, Surviving Corporation Class A Common Stock into which the shares of Company Class A Common Stock formerly represented by such certificates have been converted as herein provided. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Company Class B Common Stock shall be deemed for all purposes to evidence ownership of, and to represent shares of, Surviving Corporation Class B Common Stock into which the shares of Company Class B Common Stock formerly represented by such certificates have been converted as herein provided. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Company Preferred Stock shall be deemed for all purposes to evidence ownership of, and to represent shares of, Surviving Corporation Preferred Stock into which the shares of Company Preferred Stock formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Company or its transfer agents of any such outstanding stock certificates shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Surviving Corporation Class A Common Stock, Surviving Corporation Class B Common Stock and Surviving Corporation Preferred Stock evidenced by such outstanding certificate as above provided.

                                   ARTICLE IV

                              SPECIFIC UNDERTAKINGS

         4.1 Stock Incentive Plans. Effective as of the Effective Time, Surviving Corporation shall assume all of the rights and obligations of the Company under the Lexmark Holding, Inc. Employee Stock Option Plan, the Lexmark Holding, Inc. Stock Option Plan for Senior Managers, the Lexmark Holding, Inc. Stock Option Plan for Executives and Senior Officers, the Lexmark International Group, Inc. Stock Incentive Plan, and the Lexmark International Group, Inc. Nonemployee Director Stock Plan as each of said plans may then be in effect, and the parties hereto shall each take such action as may be necessary to (i) enable each holder of an option or other right to acquire shares of Company Class A Common Stock, Class B Common Stock and Preferred Stock under any such plans to become entitled, at and after the Effective Time, to exercise such option or right, subject to the terms and provisions thereof, as to that number of shares of Surviving Corporation Class A Common Stock, Surviving Corporation Class B Common Stock and Surviving Corporation Preferred Stock which such holder would have been entitled to receive had such holder exercised such option or other right and thereby received shares of Company Class A Common Stock, Company Class B Common Stock and Company Preferred Stock immediately prior to the Effective Time and (ii) amend those provisions of the employee incentive compensation and benefit plans and programs referred to above which vest administrative functions in the Company and its officers and directors so as to vest such functions in the Surviving Corporation and its officers and directors. As of the Effective Time, Surviving Corporation shall reserve shares of its authorized but unissued Surviving Corporation Class A Common Stock which may be required for future issuance under the provisions of each such plan or agreement in number equal to the number of shares of Company Class A Common Stock which were reserved by the Company for purposes of such plan or agreement immediately prior to the Effective Time.

         4.2 Other Employee Benefit Plans. From and after the Effective Time, each employee benefit plan to which the Company is then a party (other than the plans covered by section 4.1) shall continue to be the plan of the Surviving Corporation and to the extent that such employee benefit plans include the right to acquire, own or dispose of the stock of the Company, the parties hereto shall each take such action as may be necessary to enable each holder of such rights to exercise such rights to acquire, own or dispose of the same type and class of stock of the Surviving Corporation.

         4.3 Employment Agreements. As of the Effective Time, the Surviving Corporation shall assume all obligations of the Company pursuant to all employment agreements with the Company in effect as of the Effective Time.

                                    ARTICLE V

                                     GENERAL

         5.1 Stockholder Approval. Subsequent to its execution, the Company shall submit the Merger as provided for in this Merger Agreement to its stockholders for their approval pursuant to the applicable provisions of the General Corporation Law of the State of Delaware.

         5.2 Conditions to Merger. The Merger is subject to the following conditions:

                 (a) Approval of the Merger as provided for in this Merger Agreement by the holders of a majority of the outstanding shares of the Company's Class A Common Stock;

                 (b) Approval for listing on the New York Stock Exchange of the Surviving Corporation's Class A Common Stock to be issued in the Merger;

                 (c) The determination by the Chairman and Chief Executive Officer of the Company that the Merger is in the best interests of the Company;

                 (d) Absence of an injunction or pending litigation relating to the Merger; and

                 (e) Receipt of all consents, approvals and authorizations required to be obtained prior to the consummation of the Merger.

         5.3 Amendment. This Merger Agreement may be amended at any time prior to the Effective Time with the mutual consent of the parties hereto, both before and after it has been adopted by the stockholders of the Company, in any manner which, in the judgment of the parties hereto, would not have a material adverse effect on the rights of such stockholders.

         5.4 Termination and Abandonment. At any time prior to the consummation of the Merger, this Merger Agreement may be terminated and the Merger abandoned by the Chairman and Chief Executive Officer of the Company or the Chairman and Chief Executive Officer of the Surviving Corporation.

         5.5 Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         5.6 Counterparts. This Merger Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

         5.7 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracy in the statements contained in this Merger Agreement or in any document delivered pursuant to this Merger Agreement, or (iii) waive compliance with any of the covenants, conditions or agreements contained in this Merger Agreement, or any document delivered pursuant to this Merger Agreement, provided that such action would not have a material adverse effect on the rights of the stockholders of the Company.

         IN WITNESS WHEREOF each of the parties hereto has caused this Merger Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the date and year first above written.

                                        LEXMARK INTERNATIONAL GROUP, INC.

                                        By: /s/  Gary E. Morin
                                            -------------------------------
                                            Gary E. Morin
                                            Executive Vice President and
                                            Chief Financial Officer
Attest:

By: /s/  Vincent J. Cole
    -------------------------------
    Vincent J. Cole
      Secretary


                                        LEXMARK INTERNATIONAL, INC.

                                        By: /s/  Gary E. Morin
                                            -------------------------------
                                            Gary E. Morin
                                            Executive Vice President and
                                            Chief Financial Officer


Attest:

By: /s/  Vincent J. Cole
    -------------------------------
    Vincent J. Cole
    Secretary